Exhibit 99.1

Stanley Black & Decker Reports 1Q 2024 Results

First Quarter Gross Margin Expanded Versus Prior Year Driven by Lower Inventory Destocking Costs, Supply Chain Transformation Benefits and Reduced Shipping Costs

Global Cost Reduction Program On-Track for Expected Pre-Tax Run-Rate Savings of $1.5 Billion by End of 2024 and $2 Billion by End of 2025

New Britain, Connecticut, May 2, 2024 … Stanley Black & Decker (NYSE: SWK), a worldwide leader in tools and outdoor, today announced first quarter 2024 financial results.

•First Quarter Revenues of $3.9 Billion, Down 2% Versus Prior Year as Growth in DEWALT and Engineered Fastening was More Than Offset by Lower Infrastructure Volume and Muted Consumer and DIY Demand
•First Quarter Gross Margin Was 28.6%, Up 740 Basis Points Versus Prior Year; First Quarter Adjusted Gross Margin* Was 29.0%, Up 590 Basis Points Versus Prior Year
•First Quarter GAAP EPS Was $0.13; First Quarter Adjusted EPS* Was $0.56
•Completed STANLEY Infrastructure Divestiture on April 1; Net Proceeds Used to Reduce Short-Term Debt
•Reiterating 2024 Full Year Guidance – Expect GAAP EPS of $1.60 to $2.85, Adjusted EPS* of $3.50 to $4.50 and Free Cash Flow* of $0.6 Billion to $0.8 Billion

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “Our first quarter performance was the result of consistent, solid execution and continued progress against key operational objectives. We continue to see significant value creation opportunities tied to our strategic business transformation, and we remain focused on disciplined execution of our strategy. Looking forward, we expect mixed demand trends to persist across our businesses in 2024, and we are driving supply chain cost improvements designed to expand margins, deliver earnings growth and generate strong cash flow. At the same time, the long-term growth and market share gains we are focused on achieving will be driven by introducing exciting new products within our most powerful brands designed to deliver enhanced productivity for end users. We are funding growth investments intended to further accelerate innovation and differentiated market activation to capture these compelling long-term opportunities.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1

“Stanley Black & Decker continues to become a more streamlined business, built on the strength of our people and culture, with an intensified focus on our core market leadership positions in Tools & Outdoor and Industrial. I am confident that by executing our strategy, we are positioning the Company to deliver higher levels of organic revenue growth*, profitability and cash flow to drive strong long-term shareholder returns.”

The Company’s primary areas of multi-year strategic focus remain unchanged:

•Advancing innovation, electrification, and global market penetration to achieve organic revenue growth* of 2 to 3 times the market
•Streamlining and simplifying the organization, and investing in initiatives that more directly impact our customers and end users
•Returning adjusted gross margins* to historical 35%+ levels by accelerating the operations and supply chain transformation to improve fill rates and better match inventory with customer demand
•Prioritizing cash flow generation and inventory optimization

1Q’24 Key Points:

•Net sales for the quarter were $3.9 billion, down 2% versus prior year due to volume (-1%) and currency (-1%).

•Gross margin for the quarter was 28.6%, up versus the prior year rate of 21.2%. Adjusted gross margin* was 29.0%, up versus the prior year rate of 23.1% primarily due to lower inventory destocking costs, supply chain transformation benefits and lower shipping costs.

•SG&A expenses were 22.0% of sales for the quarter versus 21.0% in the prior year. Excluding charges, first quarter adjusted SG&A expenses* were 21.5% of sales versus 20.5% in the prior year, as the Company increased investment in innovation and growth initiatives.

•Net earnings were 0.5% of sales up 530 basis points versus the prior year. First quarter EBITDA* was 7.1% of sales. First quarter adjusted EBITDA* was 8.9% of sales, up 440 basis points versus prior year.

•The sale of STANLEY Infrastructure closed on April 1 for $760 million, impact of which is not reflected in the quarter end balance sheet. Proceeds net of customary closing adjustments, fees and taxes were used to reduce short-term debt in the second quarter.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
1Q’24 Segment Results

($ in M)
	Sales	Segment Profit	Charges[1]	Adjusted Segment Profit*	Segment Margin	Adjusted Segment Margin*
Tools & Outdoor	$3,285	$255.7	$22.9	$278.6	7.8%	8.5%

Industrial	$585	$ 65.2	$5.7	$70.9	11.1%	12.1%
1 See Non-GAAP Adjustments On Page 4

•Tools & Outdoor net sales were down 1% versus first quarter 2023 as volume growth in DEWALT was more than offset by a muted market demand backdrop which contributed to lower volume (-1%). Regional year-over-year organic revenue* included: North America (-2%), Europe (-3%) and rest of world (+7%). First quarter U.S. retail point-of-sale demand was down modestly versus the prior year with modest growth in outdoor. The Tools & Outdoor segment margin was 7.8%, up 720 basis points versus prior year. Adjusted segment margin* was 8.5%, up 550 basis points versus first quarter 2023, primarily due to lower inventory destocking costs, supply chain transformation benefits and reduced shipping costs, which were partially offset by increased growth investments.

•Industrial net sales were down 5% versus first quarter 2023 as price (+1%) was more than offset by lower volume (-5%), exclusively in Infrastructure, and currency (-1%). Engineered Fastening organic revenues* were up 5%, with aerospace and automotive growth, which was partially offset by general industrial market softness. The Industrial segment margin was 11.1%, up 20 basis points versus prior year. The adjusted segment margin* was 12.1%, up 110 basis points versus first quarter 2023 due to price realization and cost control.

Global Cost Reduction Program Supporting Gross Margin Expansion
The Company continued executing a series of initiatives that are expected to generate $1.5 billion of pre-tax run-rate cost savings by the end of 2024, growing to $2 billion by the end of 2025. Of the $2 billion savings, $1.5 billion is expected to be delivered through a supply chain transformation that leverages strategic sourcing, drives operational excellence, consolidates facilities and optimizes the distribution network, and reduces complexity of the product portfolio.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
These actions are expected to return adjusted gross margins* to historical 35%+ levels. Additionally, the Global Cost Reduction Program is expected to optimize the Company’s cost base to fund investments that accelerate growth in core businesses.

The Global Cost Reduction Program generated incremental pre-tax run-rate cost savings in first quarter 2024 of $145 million. Since inception of the program in mid-2022, the Company has generated approximately $1.2 billion in pre-tax run-rate savings and reduced inventory by $1.9 billion.

2024 Outlook
Patrick D. Hallinan, Executive Vice President and CFO, commented, "The actions we are taking to advance our strategic transformation are progressing successfully, and despite the tepid market backdrop so far in 2024, our profitability remains on an upward trajectory. We will continue our disciplined approach to cost management as we drive toward our target of 35%+ adjusted gross margins* while funding additional organic revenue growth* investments. The organization is focused on delivering margin expansion, cash generation and balance sheet strength, while working together to position the Company for long-term growth and value creation.”

Management is reiterating 2024 guidance and expects EPS to be in the range of $1.60 to $2.85 on a GAAP basis, adjusted EPS* between $3.50 to $4.50 and free cash flow* to approximate $0.6 billion to $0.8 billion.

The difference between 2024 GAAP and adjusted EPS* guidance is approximately $1.65 to $1.90, consisting primarily of charges related to the supply chain transformation under the Global Cost Reduction Program.

Non-GAAP Adjustments
Total pre-tax non-GAAP adjustments in the first quarter of 2024 were $71.5 million, primarily related to a non-cash impairment charge, footprint actions and other costs related to the supply chain transformation, and restructuring costs. Gross profit included $14.4 million of charges, while SG&A included $20.1 million. Other, net included a net benefit of $3.5 million, and Restructuring included $15.0 million of charges. In addition, in the first quarter of 2024, the Company recognized a $25.5 million non-cash asset impairment charge related to the Infrastructure business.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Earnings Webcast
Stanley Black & Decker will host a webcast with investors today, May 2, 2024, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of the Company’s website at www.stanleyblackanddecker.com/investors and will remain available after the call. The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of the Company’s website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker
Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company's more than 50,000 diverse and high-performing employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company's world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com.

Investor Contacts:
Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:
Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Non-GAAP Financial Measures
Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts. Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percentage of sales. Segment profit is defined as sales less cost of sales and selling, general and administrative (“SG&A”) expenses (aside from corporate overhead expense). Segment margin is segment profit as a percentage of sales. EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA margin is EBITDA as a percentage of sales. Gross profit, gross margin, SG&A, segment profit, segment margin, EBITDA and EBITDA margin are adjusted for certain gains and charges, such as supply chain transformation costs, acquisition and divestiture-related items, asset impairments, restructuring, and other adjusting items. Management uses these metrics as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding certain gains and charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 12 through 14 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

The Company also provides expectations for the non-GAAP financial measures of adjusted EPS, presented on a basis excluding certain gains and charges, as well as free cash flow. Forecasted adjusted EPS is reconciled to GAAP EPS on page 4. Due to high variability and difficulty in predicting items that impact cash flow from operations, a reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate has been omitted. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or guidance of earnings, revenue, profitability or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized”, “forecast”, “commit”, “goal”, “target”, “design”, “on track”, “position or positioning”, “guidance” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions, commodity prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets related to the recent failures of several financial institutions; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment in Europe and the emerging markets in which the Company generates sales, particularly Latin America and China; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact that the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas, and tensions or conflicts in South Korea, China and Taiwan; (xii) the continued consolidation of customers, particularly in consumer channels, and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as the Company’s ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with more stringent and increasingly complex environmental regulations or requirements for its manufacturing facilities and business operations; (xv) failure to meet environmental, social and governance (ESG) expectations or standards, or achieve its ESG goals; (xvi) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiv) attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions; (xxv) the Company's ability to keep abreast with the pace of technological change; (xxvi) changes in accounting estimates; (xxvii) the Company’s ability to protect its intellectual property rights and to maintain its public reputation and the strength of its brands; and (xxviii) the Company’s ability to implement, and achieve the expected benefits (including cost savings and reduction in working capital) from, its Global Cost Reduction Program including: continuing to advance innovation, electrification and global market penetration to achieve organic revenue growth of 2-3 times the market; streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company's customers and end users; returning adjusted gross margins* to historical 35%+ levels by accelerating the supply chain transformation to leverage strategic sourcing, drive operational excellence, consolidate facilities, optimize the distribution network and reduce complexity of the product portfolio; improving fill rates and matching inventory with customer demand; prioritizing cash flow generation and inventory optimization; executing the SBD Operating Model to deliver operational excellence through efficiency, simplified organizational design; and reducing complexity through platforming products and implementing initiatives to drive a SKU reduction.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law.